Exhibit 10.1

March 16, 2017

Threshold Pharmaceuticals, Inc.

170 Harbor Way, Suite 300

South San Francisco, CA  94080

Molecular Templates, Inc.

9301 Amberglen Boulevard, Suite 100

Austin, TX  78729

Re:Equity Commitment

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger and Reorganization, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), by and among Threshold Pharmaceuticals, Inc., a Delaware corporation (“Parent”), Trojan Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and Molecular Templates, Inc., a Delaware corporation (the “Company”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as the surviving corporation (the “Merger”).  Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.

This letter agreement is being delivered by Longitude Venture Partners III, L.P. (the “Investor”) to Parent and the Company in connection with the execution of the Merger Agreement by Parent and the Company.  The Investor hereby confirms its irrevocable commitment, subject to the conditions set forth herein, to purchase, or cause an assignee permitted by paragraph eight hereof to purchase, immediately following the Effective Time, units (“Units”) having an aggregate purchase price equal to $20,000,000 (the “Equity Commitment”), at a price per Unit of $5.0625 (the “Per Unit Price”), each Unit to consist of (i) one (1) share (collectively, the “Shares”) of common stock of Parent, $0.001 par value per share (“Parent Common Stock”), and (ii) a warrant (collectively, the “Warrants”) to purchase 0.50 shares of Parent Common Stock with an exercise price equal to $5.00 per share (the “Exercise Price”).  The Per Unit Price (less the $0.0625 per Unit ascribed to the Warrant) and the Exercise Price of the Warrant each reflect the effect of a reverse stock split anticipated to be effected by Parent’s Board of Directors prior to the Merger (the “Reverse Split”) at an assumed Reverse Split ratio of 8.1970-to-1 (the “Assumed Reverse Split Ratio”).

The parties agree that each of the Per Unit Price (less the $0.0625 per Unit ascribed to the Warrant) and the Exercise Price will be appropriately adjusted to the extent the actual Reverse Split ratio effected by Parent’s Board of Directors (the “Actual Reverse Split Ratio”) differs from the Assumed Reverse Split Ratio. For example and for illustration purposes only:  (1) if the Actual Reverse Split Ratio were to be 6.6666-to-1, the Per Unit Price would be adjusted to $4.12906 (reflecting $4.0665 per Share (which would also be the adjusted Exercise Price) and $0.0625 per Warrant); and (2) if the Actual Reverse Split Ratio were to be 10.0000-to-1, the Per Unit Price would be adjusted to $6.1623 (reflecting $6.0998 per Share (which would also be the adjusted Exercise Price) and $0.0625 per Warrant).  For the avoidance of doubt, there will be no adjustment to the composition of the Unit as a result of an Actual Reverse Split Ratio that differs from the Assumed Reverse Split Ratio (i.e., a Unit shall remain one (1) share of Parent Common Stock and a Warrant to purchase 0.50 shares of Parent Common Stock).

The Units to be purchased by the Investor are referred to herein as the “Investor Units,” and the Investor Units, the Shares, the Warrants and the shares of Parent Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) are referred to collectively herein as the “Securities”.  The Investor acknowledges that Parent intends to issue Units with an aggregate purchase price of at least $40,000,000 (inclusive of the Investor Units) to one or more investors immediately following the Effective Time (the “Financing”) and that the Equity Commitment is a component of the Financing. Parent hereby confirms its commitment, subject to the conditions herein, to enter into the Equity Purchase Documents and issue and sell to Investor in the Financing the Investor Units for an amount equal to the Equity Commitment at the Per-Unit Price immediately following the closing of the Merger.

The Investor’s obligation to enter into the Equity Purchase Documents and fund the Equity Commitment is subject only to (i) the execution and delivery of the Merger Agreement, (ii) the consummation of the Merger, (iii) the receipt by Parent of additional equity financing commitments by third parties mutually and reasonably acceptable to Parent, Mercury and Investor to participate in the Financing in an aggregate amount not less than an additional $20,000,000 (the “Additional Commitment”) (which condition may be waived in the sole discretion of Investor); (iv) the non-existence of a Mercury Material Adverse Effect and a Trojan Material Adverse Effect (which condition may be waived in the sole discretion of Investor on behalf of all other investors); (v) the delivery of resolutions of Parent’s Board of Directors certified by the Corporate Secretary of Parent or evidence of other corporate action by Parent reasonably acceptable to the Investor to effect the appointment or election of David Hirsch, M.D., Ph.D. to Parent’s Board of Directors effective upon the closing of the Financing; and (vi) the terms of this letter agreement. Parent shall use the proceeds from the Equity Commitment in its sole discretion, as directed by Parent’s Board of Directors and without any limitation or condition whatsoever from the Investor.

The Investor and Parent hereby covenant to enter into a Securities Purchase Agreement in substantially the form of Exhibit A hereto, a Registration Rights Agreement in substantially the form of Exhibit B hereto, a Warrant in substantially the form of Exhibit C hereto and such other agreements as may be reasonably requested by Parent, the Company and Investor in connection therewith (collectively, the “Equity Purchase Documents”), which agreements shall set forth (i) the terms on which the Investor (or its successors or permitted assigns) shall purchase the Investor Units for an amount equal to the Equity Commitment at the Per Unit Price  immediately following the closing of the Merger, including a covenant and condition satisfactory to the Investor with regard to the appointment of Dr. Hirsch to Parent’s Board of Directors effective upon the closing of the Financing and the payment of the costs and expenses of the Investor related to the Financing (including Investor’s reasonable attorney fees) not to exceed an aggregate of $175,000 and payable only upon the consummation of the Financing; (ii) certain registration rights with respect to the Shares and the Warrant Shares under the Securities Act of 1933, as amended, and the rules promulgated thereunder (the “Securities Act”) (which shall include, without limitation, Parent’s obligation to (a) file a registration statement with respect to

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the resale of the Shares and the Warrant Shares with the U.S. Securities and Exchange Commission (the “SEC”) within 60 days after the closing date of the issuance and sale of the Units; (b) use its commercially reasonable efforts to have the registration statement declared effective by the SEC as soon as possible after the initial filing, and in any event no later than 120 days after the closing date of the issuance and sale of the Units; and (c) keep the registration statement effective until all registrable securities may be sold pursuant to Rule 144 under the Securities Act, without restriction as to volume); (iii) with respect to the Warrants, that such Warrants shall (a) be exercisable at a per-share price equal to the Exercise Price, which Exercise Price shall be payable in cash or through a “cashless” exercise mechanic, (b) not be subject to any anti-dilution protection (other than customary structural anti-dilution protection) and (c) expire upon the seven (7)-year anniversary of the Effective Time; and (iv) other customary terms and conditions, each of which shall be on terms reasonably consistent with similar agreements by public companies similarly situated with Parent and reasonably acceptable to the Investors; provided, that, in no event shall the obligation of the Investor to purchase the Investor Units be conditioned the completion by the Investor of its due diligence investigation with respect to the Equity Commitment.   Parent covenants to Investor to include in the definitive proxy statement related to the Merger, a proposal to its stockholders to vote on the Financing.

The Investor represents and warrants that (i) it has the requisite power, capacity and authority to execute and deliver this letter agreement and to fulfill and perform its obligations hereunder; (ii) this letter agreement has been duly and validly executed and delivered by the Investor and constitutes a legal, valid and binding agreement of the Investor and is enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles whether considered in a proceeding in law or in equity); (iii) the execution, delivery and performance of this letter agreement by the Investor has been duly and validly authorized and approved by all necessary corporate, limited partnership or similar action by such party; (iv) the Investor has available, unrestricted cash (or the unrestricted right (subject only to the giving of any required notices) to obtain from its investors’ funds) sufficient to pay and perform in full its obligation under this letter agreement to pay the Equity Commitment, which funds shall remain available to the Investor for so long as this letter agreement shall remain in effect; (v) the Investor has received and reviewed (or has had sufficient opportunity to review) this letter agreement (including the forms of Equity Purchase Documents attached hereto) with independent legal, accounting and financial advisors regarding the Investor’s rights and obligations and the Investor fully understands the terms and conditions contained, and the transactions provided for, herein and therein; and (vi) the Investor understands that the issuance of the Units pursuant to the Equity Purchase Documents will be a private placement exempt from registration under Section 4(a)(2) and Regulation D under the Securities Act and that such exemption shall rely, in part, on the representations and warranties of the Investor included in paragraph six hereof and the Equity Purchase Documents.

The Investor further acknowledges and represents that (i) the Securities will be “restricted securities” and will not, at the time of issuance, have been registered under the Securities Act or any applicable state securities law; (ii) the Investor is acquiring the Securities as principal for its own account and not with a view to, or for, distributing or reselling the Securities or any part thereof in violation of the Securities Act or any applicable state securities laws; (iii) the Investor does not presently have any agreement, plan or understanding, directly or indirectly, with any

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Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity; (iv) the Investor will acquire the Securities in the ordinary course of its business; (v) the Investor is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended, or an entity engaged in a business that would require it to be so registered as a broker-dealer; (vi) the Investor is, at the date hereof, an “accredited investor” as defined in Rule 501(a) under the Securities Act; (vii) the Investor will not be purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement; (viii) the Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment; (ix) the Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment; (x) the Investor acknowledges that it has reviewed publicly available materials relating to the Parent and has been afforded (a) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company and Parent concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities, (b) access to information about the Company, Parent and their subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (c) the opportunity to obtain such additional information that the Company and Parent possess or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment; and (xi) the Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its commitment to acquire the Securities.

Parent may, on or after the date hereof, issue a press release disclosing the material terms of the transactions contemplated by this letter agreement and may, on or after the date hereof, file a Current Report on Form 8-K describing the terms of this letter agreement and including the press release and a copy of this letter agreement and forms of the Equity Purchase Documents, as exhibits thereto or a subsequent periodic report, with the SEC.

This letter agreement shall be binding solely on, and inure solely to the benefit of, each of the undersigned and their respective successors and permitted assigns.  The Investor may not assign the Equity Commitment to any third party, provided, that the Investor may assign all or a portion of its obligations to fund the Equity Commitment to its affiliates or affiliated funds or, with the prior written consent of Parent and the Company, to any third party (without consideration therefor); provided, however, that the Investor shall remain liable for the Equity Commitment.

The parties hereto agree that irreparable damage would occur if any provision of this letter agreement were not performed in accordance with the terms hereof and that Parent, the Company or the Investor, as the case may be, shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.  The parties

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hereto hereby agree not to raise any objections to the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this letter agreement, and to specifically enforce the terms and provisions of this letter agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the Investor under this letter agreement.

In the event that any suit or action is instituted with respect to this letter agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all reasonable fees, costs and expenses of such prevailing party in connection with any such suit or action, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all reasonable fees, costs and expenses of appeals.

This letter agreement and any related dispute shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.  Each of the parties hereto hereby (i) irrevocably submit to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in the event that any dispute arises out of this letter agreement or any of the transactions contemplated by this letter agreement; (ii) agree that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court; and (iii) agree that it will not bring any action relating to this letter agreement or any of the transactions contemplated by this letter agreement in any court other than the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).

EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

This letter agreement may not be amended or otherwise modified without the prior written consent of Parent, the Company and the Investor.  This letter agreement may be executed in counterparts.

This letter agreement shall expire upon the earlier of (1) June 30, 2017 if Parent has not secured commitment letters for the Additional Commitment unless prior to such date Investor has waived such condition or (2) termination of the Merger Agreement in accordance with its terms.  Nothing in this paragraph shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this letter agreement, the Equity Purchase Documents or the Merger Agreement or impair the right of any party to compel specific performance by any other party of its obligations under this letter agreement.

[Signature page follows]

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Sincerely,

LONGITUDE VENTURE PARTNERS III, L.P.

By:	Longitude Capital Partners III, LLC
Its:	General Partner

By:	/s/ Patrick Enright
Name:	Patrick Enright
Title:	Managing Member

Accepted and agreed to as of the date first above written.

THRESHOLD PHARMACEUTICALS, INC.

By:	/s/ Harold E. Selick, Ph.D.
Name:	Harold E. Selick, Ph.D
Title:	Chief Executive Officer

MOLECULAR TEMPLATES, INC.

By:	/s/ Erick Poma, Ph.D.
Name:	Erick Poma, Ph.D
Title:	Chief Executive Officer

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Exhibit A

FORM OF

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of [●], 2017 (the “Effective Date”) by and among Molecular Templates, Inc. (which name, prior to the closing of the Merger, was Threshold Pharmaceuticals, Inc.), a Delaware corporation (the “Company”), and each of those persons and entities, severally and not jointly, identified as an Investor on the Schedule of Investors attached as Exhibit A hereto (the “Schedule of Investors”). Such persons and entities together with their permitted successors and assigns, are referred to collectively as the “Investors” and each individually as an “Investor”.  The Company and the Investors may each be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A.Reference is made to that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of March [●], 2017, by and among Molecular Templates, Inc. (“Molecular”), the Company, and Trojan Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which, at the Effective Time, Merger Sub merged with and into Molecular with Molecular remaining as the surviving entity after the merger and a wholly owned subsidiary of the Company (the “Merger”).  At the Effective Time, the Company’s certificate of incorporation was amended to change its legal name from “Threshold Pharmaceuticals, Inc.” to “Molecular Templates, Inc.”

B.The Parties are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and the provisions of Regulation D (“Regulation D”) or other applicable exemptions from registration, as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act.

C.The Investors wish to purchase, severally but not jointly, from the Company, and the Company wishes to sell and issue to the Investors, immediately following the closing of the Merger and upon the terms and conditions stated in this Agreement, units (“Units”) having an aggregate purchase price of $40,000,000, each such Unit consisting of (i) one (1) share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) a warrant to purchase 0.50 shares of Common Stock (the “Warrants”); provided that, for the avoidance of doubt, all share numbers and prices referenced in this Agreement are subsequent to the [___]-for-1 reverse split that became effective concurrently with the Effective Time (the “Reverse Split”).

D.Contemporaneously with the execution and delivery of this Agreement, the Parties will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company agrees to provide certain registration rights with respect to the Shares and the Warrant Shares under the Securities Act and applicable state securities Laws.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Definitions.  In addition to those terms defined elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Business Day” means any day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company and any executive officers of the Subsidiaries.

“Contract” means any written agreement, contract, subcontract, lease, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Insider” means each director, executive officer, other officer of the Company participating in the offering, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, and any promoter connected with the Company in any capacity on  the Effective Date.

“Law” or “Laws” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any governmental authority.

“Material Adverse Effect” means a material adverse effect on (i) the assets, results of operations, financial condition, business or prospects of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company to perform its obligations under the Transaction Documents; provided that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (a) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or elsewhere in the world or which are generally applicable to the industry in which the Company operates; (b) effects resulting from or relating to the announcement or disclosure of the sale of the Securities or the other transactions contemplated by this Agreement; (c) effects resulting from any changes in the share price or trading volume of the Common Stock; (d) effects caused by any change in Law; and (e) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement.

“Order” means any order, writ, injunction, judgment or decree.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchase Price” means $[____] per Unit.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Required Investors” means the Investors beneficially owning (calculated in accordance with Rule 13d-3 under the Exchange Act) a majority of the aggregate outstanding Shares.

“Securities” means the Units, the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” means the aggregate number of shares of Common Stock being purchased by the Investors hereunder.

“Subscription Amount” means, with respect to each Investor, the aggregate amount to be paid for the Units purchased by such Investor hereunder as indicated on such Investor’s signature page hereto next to the heading “Aggregate Purchase Price (Subscription Amount)” in United States dollars.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first Person.  For clarity, for purposes of this Agreement Molecular Templates, Inc. shall be considered a Subsidiary of the Company.

“Transaction Documents” means this Agreement, the Warrants and the Registration Rights Agreement.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants.

2.Purchase and Sale of the Units.  Subject to the terms and conditions of this Agreement, at the Closing, each Investor shall severally, and not jointly, purchase, and the Company shall sell and issue to such Investor, such number of Units equal to the quotient resulting from dividing (i) the Subscription Amount for such Investor by (ii) the Purchase Price, rounded down to the nearest whole Share.  The Warrants shall have an exercise price equal to $[____] per Warrant Share (subject to adjustment as provided in such Warrants).

3.Closing.  The closing of the issuance and sale of the Units (the “Closing”) shall occur remotely via the exchange of documents and signatures on the Effective Date, which Closing shall occur immediately after and on the same day as the Effective Time of the Merger.  At the Closing, each Investor shall deliver or cause to be delivered to the Company the Subscription Amount for such Investor, via wire transfer of immediately available funds pursuant to the wire instructions delivered to such Investor by the Company prior to the Closing.  Promptly after the Closing, the Company shall (i) instruct the transfer agent for the Common Stock (the “Transfer Agent”) to credit each Investor the number of Shares set forth on such Investor’s signature page hereto (and, upon request of such Investor, shall instruct the Transfer Agent to deliver stock certificates to such Investor representing such Shares) and (ii) deliver to each Investor a Warrant, executed by the Company and registered in the name of such Investor, exercisable for the number of Warrant Shares as indicated on such Investor’s signature page hereto next to the heading “Underlying Shares Subject to Warrant”.

[NOTE:  REPRESENTATIONS  AND WARRANTIES

SUBJECT TO FURTHER NEGOTIATION BY THE PARTIES]

4.Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedule”) or as disclosed in the SEC Filings, as of the Effective Date:

4.1Organization, Good Standing and Qualification.  Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its assets.  Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business makes such qualification necessary unless the failure to so qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect.

4.2Authorization.  The Company has all requisite corporate power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities.  The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.3Capitalization.

(a)As of the Effective Date (and as of immediately following the Effective Time), the authorized capital stock of the Company consists of (i) [●] shares of Common Stock, of which [●] shares are issued and outstanding as of immediately following the Effective Time, and (ii) [●] shares of preferred stock, par value $0.001 per share, of which no shares are outstanding as of the Effective Date. No shares of capital stock are held in Company’s treasury. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable and were issued in compliance with all applicable federal and state securities Laws.

(b)As of the Effective Date (and as of immediately following the Effective Time), the Company had reserved an aggregate of [●] shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the [Company Equity Plan], under which options were outstanding for an aggregate of [●] shares of Common Stock. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and non-assessable.

(c)Except for the outstanding warrants set forth in Section 4.3 of the Disclosure Schedule, there are no: (i) outstanding subscription, option, call, warrant or right

(whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company or any Subsidiary thereof; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company or any Subsidiary thereof; (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which the Company or any Subsidiary thereof are or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company or any Subsidiary thereof.  There are no outstanding or authorized stock appreciation, phantom stock, profit participation, restricted stock units, equity-based awards or other similar rights with respect to the Company or any Subsidiary thereof.

(d)Except as set forth in Section 4.3 of the Disclosure Schedule, (i) none of the outstanding shares of Common Stock are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Common Stock are subject to any right of first refusal in favor of the Company; (iii) there are no outstanding bonds, debentures, notes or other indebtedness of the Company or any Subsidiary thereof having a right to vote on any matters on which the stockholders of Company have a right to vote; and (iv) there is no Contract to which the Company or any Subsidiary thereof is a party relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Common Stock (other than the Registration Rights Agreement and this Agreement).  Neither the Company nor any Subsidiary thereof is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Common Stock or other securities.

4.4Valid Issuance.  The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer imposed by applicable securities Laws.  The Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer imposed by applicable securities Laws. The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer imposed by applicable securities Laws.

4.5Consents.  The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any governmental authority other than those that have been made or obtained prior to the Effective Date and post-sale filings pursuant to securities Laws and the rules and regulations of The NASDAQ Stock Market LLC, which the Company undertakes to file within the applicable time periods.

4.6SEC Filings.

(a)The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act for the three (3)-year  period preceding the Effective Date (or such shorter period as the Company was required by Law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Filings”).

(b)At the time of filing thereof, or to the extent corrected by a subsequent filing, the SEC Filings complied as to form in all material respects with all applicable requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(c)Each registration statement and any amendment thereto filed by the Company during the three (3) year period preceding the Effective Date pursuant to the Securities Act, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed during the three (3) year period preceding the Effective Date pursuant to Rule 424(b) under the Securities Act, as of its issue date and as of the closing of any sale of securities pursuant thereto, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.7No Material Adverse Change.  Since January 1, 2017, except for the Merger or as identified and described in the SEC Filings, there has not been (i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company or its Subsidiaries from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, except for changes in the ordinary course of business that have not had a Material Adverse Effect, or (ii) any event or condition that has had a Material Adverse Effect.

4.8No Conflict, Breach, Violation or Default.  The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not (i) conflict with or result in a material breach or material violation of (a) any of the terms and provisions of, or constitute a default under, the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect as of immediately prior to the Closing, or (b) any Law or Order of any governmental authority (including any court, domestic or foreign), in each case having jurisdiction over the Company, any Subsidiary thereof or any of their respective assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or any Subsidiary thereof or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Contract; except in the case of clauses (i)(b) and (ii) such as would not have a Material Adverse Effect.

4.9Tax Matters.  The Company and each of its Subsidiaries has timely filed all material tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental authorities.  All such tax returns were correct and complete in all material respects and have been prepared in material compliance with all applicable Laws.  The Company and each Subsidiary thereof have paid all material taxes due and owing on or before the Effective Date, except those being contested in good faith with respect to which adequate reserves have been reserved for on the books of the Company.

4.10Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

4.11Litigation.  There is no claim, action, suit, arbitration or similar proceeding pending against or affecting or, to the Company’s Knowledge, threatened against the Company, its Subsidiaries or any of its or their properties or, to the Company’s Knowledge, any director or officer of the Company (in his or her capacity as such), in each case that would have a Material Adverse Effect.

4.12Financial Statements.  The financial statements of the Company contained or incorporated by reference in each SEC Filing (i) complied as to form in all material respects with the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement); (ii) present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates presented and the results of operations and cash flows for the periods presented; and (iii) were prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments).

4.13Intellectual Property. The Company and each of its Subsidiaries owns, possesses, licenses or has other rights to use, or can obtain on commercially reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) used in the conduct of the Company’s and each of its Subsidiaries’ businesses as now conducted or as proposed in the SEC Filings to be conducted (the “Company Intellectual Property”). To the Knowledge of the Company, there are no rights of third parties to any owned Company Intellectual Property, other than as licensed by the Company. To the Knowledge of the Company, there is no infringement by third parties of any owned Company Intellectual Property. There is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Company Intellectual Property. There is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any owned Company Intellectual Property. There is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others. To the Company’s Knowledge, there are no material facts required to be disclosed to the U.S. Patent and Trademark Office (“USPTO”) which have not been disclosed to the USPTO and which would preclude the grant of a patent in connection with any patent application of the Company Intellectual Property or could form the basis of a finding of invalidity with respect to any issued patents of the Company Intellectual Property.

4.14Disclosure. The Company understands and confirms that the Investors will rely on the foregoing representations in effecting transactions in securities of the Company. To the Knowledge of the Company, all due diligence materials regarding the Company, its Subsidiaries, their businesses and the transactions contemplated hereby, furnished by or on behalf of the Company or its Subsidiaries to the Investors upon their request are, when taken together with the SEC Filings and the Disclosure Schedule, true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.15Contracts. Each franchise, contract or other document of a character required to be described in the SEC Filings or to be filed as an exhibit to the SEC Filings under the Securities Act and the rules and regulations promulgated thereunder (collectively, the “Material Contracts”) is so described or filed.

4.16Compliance. Except as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) the Company and each of its Subsidiaries are and have been for the three (3)-year period preceding the date hereof in compliance with statutes, laws, ordinances, rules and regulations applicable to them for the ownership, testing, development, manufacture, packaging, processing, use, labeling, storage, or disposal of any product manufactured by or on behalf of the Company or its Subsidiaries or out-licensed by the Company or its Subsidiaries (a “Company Product”), including without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., the Public Health Service Act, 42 U.S.C. § 262, similar laws of other governmental entities and the regulations promulgated pursuant to such laws (collectively, “Applicable Laws”); (ii) the Company and its Subsidiaries possess all material licenses, certificates, approvals, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws and/or for the ownership of their respective properties or the conduct of their respective businesses as it relates to a Company Product and as described in the SEC Filings (collectively, “Authorizations”) and such Authorizations are valid and in full force and effect and the Company and its Subsidiaries are not in violation of any material term of any such Authorizations; (iii) neither the Company nor any of its Subsidiaries have received any written notice of adverse finding, warning letter or other written correspondence or notice from the U.S. Food and Drug Administration (the “FDA”) or any other governmental entity alleging or asserting noncompliance with any Applicable Laws or Authorizations relating to a Company Product; (iv) neither the Company nor its Subsidiaries have received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental entity or third party alleging that any Company Product, operation or activity related to a Company Product is in violation of any Applicable Laws or

Authorizations or has any Knowledge that any such governmental entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, to the Company’s Knowledge, has there been any noncompliance with or violation of any Applicable Laws by the Company or any of its Subsidiaries that would reasonably be expected to require the issuance of any such written notice or result in an investigation, corrective action, or enforcement action by the FDA or similar governmental entity with respect to a Company Product; (v) neither the Company nor any of its Subsidiaries have received written notice that any governmental entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any Knowledge that any such governmental entity has threatened or is considering such action with respect to a Company Product; and (vi) the Company and each of its Subsidiaries have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete correct in all material respects and not misleading on the date filed (or were corrected or supplemented by a subsequent submission). To the Company’s Knowledge, neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, employees or agents, has made, or caused the making of, any false statements on, or material omissions from, any other records or documentation prepared or maintained to comply with the requirements of the FDA or any other governmental entity.

4.17Compliance in Clinical Trials. The clinical studies and tests conducted by the Company and each of its Subsidiaries or on behalf of the Company or any of its Subsidiaries, have been and, if still pending, are being conducted in all material respects pursuant to all Applicable Laws and Authorizations; the descriptions of the results of such clinical studies and tests contained in the SEC Filings are accurate and complete in all material respects and fairly present the data derived from such clinical studies and tests; the Company (on a consolidated basis) is not aware of any clinical studies or tests, the results of which the Company (on a consolidated basis) believes reasonably call into question the research, nonclinical or clinical study or test results described or referred to in the SEC Filings when viewed in the context in which such results are described; and neither the Company nor any of its Subsidiaries have received any written notices or correspondence from any governmental entity requiring the termination, suspension or material modification of any clinical study or test conducted by or on behalf of the Company or any of its Subsidiaries.

4.18Investment Company. The Company (on a consolidated basis with its Subsidiaries) is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

4.19Governmental Permits, Etc. The Company and each of its Subsidiaries possess all material licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and the Company and each of its Subsidiaries have not received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

4.20Internal Control over Financial Reporting. The Company (on a consolidated basis) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal controls over financial reporting are effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and the Company is not aware of any material weakness in its internal controls over financial reporting. The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

4.21Labor. No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Knowledge of the Company, is threatened.

4.22ERISA. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan that is required to be funded, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the most recently completed fiscal year of the Company; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company compared to the amount of such obligations in the most recently completed fiscal year of the Company; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company may have any liability.

4.23Environmental Laws. The Company and each of its Subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. The Company nor any of its Subsidiaries have been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

4.24Foreign Corrupt Practices. The Company (on a consolidated basis) is not nor, to the Knowledge of the Company, any director, officer, agent, or employee of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

4.25Money Laundering Laws. The operations of the Company and each of its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

4.26OFAC. Neither the Company nor any of its Subsidiaries are nor, to the Knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries (i) is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise). Neither the Company nor any of its Subsidiaries is nor, to the Knowledge of the Company, any director, officer, agent, or employee of the Company or any of its Subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”). The Company nor any of its Subsidiaries have engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Company (on a consolidated basis) have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

4.27Compliance with Listing Requirements.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Capital Market (the “NASDAQ Capital Market”).  The Company is in compliance with the listing and listing maintenance requirements of the NASDAQ Capital Market applicable to it for the continued trading of its Common Stock on the NASDAQ Capital Market.  The Company has not received any notification that the SEC, the NASDAQ Capital Market or the Financial Industry Regulatory Authority, Inc. (“FINRA”) is contemplating terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Capital Market.

4.28Reserved.

4.29No Integrated Offering.  Assuming the accuracy of the representations and warranties of the Investors set forth in Section 5, the Company has not, directly or indirectly through any agent, made any offers or sales of, or solicited any offers to buy, any Company “security” (as defined in the Securities Act) under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of any of the Securities under the Securities Act.

4.30Private Placement.  Assuming the accuracy of the representations and warranties of the Investors set forth in Section 5, and in reliance thereon, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the Securities Act.

4.31Shell Company.  The Company is not, and was not in the past, an “ineligible issuer” (as defined in Rule 405 promulgated under the Securities Act).

4.32Use of Form S-3.  The Company meets the registration and transaction requirements for use of Form S-3 for the registration of the resale of the Shares and the Warrant Shares by the Investors, subject to the SEC’s guidance and interpretations regarding secondary offerings being considered primary offerings.

4.33No Stop Order; Shares Approved for Listing.  No stop order or suspension of trading has been imposed as of the Effective Date by the NASDAQ Capital Market, the SEC or any other governmental authority or regulatory body with respect to public trading in the Common Stock.  The NASDAQ Capital Market has approved the listing of the Shares and the Warrant Shares.

4.34Sarbanes-Oxley Act. There is and has been no failure on the part of the Company and any of the Company’s directors or officers (in their capacities as such) to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 relating to loans.

4.35Consummation of Merger.  The Reverse Split has been effected and the Effective Time of the Merger has occurred.

5.Representations and Warranties of the Investors.  Each Investor hereby severally, and not jointly, represents and warrants to the Company that, as of the Effective Date:

5.1Organization and Existence.  Such Investor is a duly organized, validly existing corporation, limited partnership or limited liability company and in good standing under the Laws of the jurisdiction of its organization.

5.2Authorization.  Such Investor has the requisite corporate (or similar) power and authority and has taken all requisite action on the part of such Investor, its officers, directors, members and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents to which such Investor is a party and (ii) the authorization of the performance of all obligations of the Investor hereunder or thereunder.  The Transaction Documents to which such Investor is a party constitute the legal, valid and binding obligations of the Investor, enforceable against such Investor in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

5.3No Conflict, Breach, Violation or Default.  The execution, delivery and performance of the Transaction Documents by such Investor will not (i) conflict with or result in a material breach or material violation of (a) any of the terms and provisions of, or constitute a material default under, its organizational documents, as in effect as of immediately prior to the Closing, or (b) any Law or Order of any governmental agency or body or any court, domestic or foreign, in each case having jurisdiction over such Investor or any of its assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of such Investor or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, indenture or instrument to which such Investor is a party; except in the case of clauses (i)(b) and (ii) such as would not have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

5.4Purchase Entirely for Own Account.  The Securities to be received by such Investor hereunder, including the Warrant Shares upon exercise of the Warrants, will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present agreement, understanding or intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, subject, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities Laws.

5.5Investment Experience.  Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.6Disclosure of Information.  Such Investor has had an opportunity to review all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities.  Such Investor acknowledges that copies of the SEC Filings have been made available to it, including, without limitation, copies of the definitive proxy statement filed by the Company on [●], 2017 and the Merger Agreement.  Such Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

5.7Restricted Securities.  Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws the Securities may be resold without registration under the Securities Act only in certain limited circumstances.  Such Investor understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the Securities Act or any state securities Laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, (b) such Investor shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (c) such Investor provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder.

5.8Investor Status.  At the time such Investor was offered the Securities, it was, and at the Effective Date it is, and on each date on which it exercises the Warrants it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Such Investor is not a registered broker-dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker-dealer.  Such Investor is not affiliated with any broker-dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker-dealer.

5.9Reliance on Exemptions. Such Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of federal and state securities Laws and that the Company is relying in part upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth in the Transaction Documents in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

5.10No General Solicitation.  Such Investor did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

5.11Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary thereof or any Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.12Prohibited Transactions.  Since the earlier of (i) such time as such Investor was first contacted by the Company or any other Person acting on behalf of the Company regarding the transactions contemplated hereby or (ii) thirty (30) days prior to the Effective Date, neither such Investor nor any Affiliate of such Investor which (a) had knowledge of the transactions contemplated hereby, (b) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (c) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Shares.  Such Investor acknowledges that the representations, warranties and covenants contained in this Section 5.12 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 5.12.

5.13Rule 506(d) Representation.  Such Investor represents that it is not a person of the type described in Section 506(d) of Regulation D under the Securities Act that would disqualify the Company from engaging in a transaction pursuant to Section 506 of Regulation D under the Securities Act.

5.14Residency.  Such Investor is a resident of that jurisdiction specified on such Investor’s signature page hereto.

6.Conditions to Closing.

6.1Conditions to the Investors’ Obligations. The obligation of each Investor to purchase the Shares at the Closing is subject to the fulfillment to satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a)The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, in each case having authority over the Company or its Subsidiaries, or any order of or by any applicable governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(c)The Company shall have delivered resolutions of the Board of Directors certified by the Company’s Corporate Secretary or evidence of other corporate action by the Company and reasonably acceptable to the Investor effecting the appointing or election of David Hirsch, M.D., Ph.D. to the Company’s Board of Directors effective upon the Closing.

(d)The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a) and (b), of this Section 6.1.

(e)The Investors shall have received an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C., special counsel to the Company, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors.

(f)The Company shall have executed and delivered the Transaction Documents to each Investor.

(g)No stop order or suspension of trading shall have been imposed or threatened in writing by the NASDAQ Capital Market, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock. The NASDAQ Capital Market shall have approved the listing of the Shares.

6.2Conditions to the Company’s Obligations. The Company’s obligation to sell and issue the Shares at the Closing to each Investor is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)The representations and warranties made by such Investor in Section 5 hereof shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date hereof as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such earlier date. Each Investor shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)Each Investor shall have delivered its applicable portion of the Purchase Price to the Company.

(c)Each Investor shall have executed and delivered the Transaction Documents to the Company.

6.3Termination of Obligations to Effect Closing; Effects.

(a)The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i)Upon the mutual written consent of the Company and the Investors;

(ii)By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by such Investor; or

(iv)By either the Company or any Investor (with respect to itself only) if the Closing has not occurred prior to 11:59 PM (New York time) on [●], 2017;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b)In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall forthwith be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7.Other Covenants and Agreements of the Parties.

7.1Disclosure of Material Non-Public Information.  The Company shall not disclose material non-public information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material non-public information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

7.2Listing of Registrable Securities.  The Company shall promptly secure and maintain the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) pursuant to the terms set forth in the Registration Rights Agreement.

7.3Legends.  The Securities shall bear the following legends:

(a)“The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended.”

(b)If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

7.4Removal of Legends.

(a)In connection with any sale, assignment, transfer or other disposition of the Securities by an Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable securities and upon compliance by such Investor with the requirements of this Agreement, if requested by such Investor, the Company shall cause the Transfer Agent to timely remove any restrictive legends related to the book entry account holding such Securities and make a new, unlegended entry for such book entry Securities sold or disposed of without restrictive legends, provided that the Company has received from the Investor customary representations and other documentation reasonably acceptable to the Company in connection therewith.

(b)Subject to receipt from the Investor by the Company and the Transfer Agent of customary representations and other customary documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of (i) the Securities being subject to an effective registration statement covering the resale of the Securities, (ii) such time as the Securities have been sold pursuant to Rule 144, or (iii) such time as the Securities are eligible for resale under Rule 144(b)(1) or any successor provision, the Company shall (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Securities, together with either (1) a customary representation by the Investor that Rule 144 applies to the Securities represented thereby or (2) a statement by the Investor that such Investor has sold the Securities represented thereby in accordance with the plan of distribution contained in the Registration Statement, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement.  The Company agrees that following such time as such legend is no longer required under this Section 7.4, it will, upon an Investor’s written request and compliance with the immediately preceding sentence, deliver or cause to be delivered to such Investor, a certificate representing that such Securities are free from all restrictive and other legends. Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Investor by crediting the account of the Investor’s custodian as directed by such Investor.

7.5Furnishing of Information.  In order to enable the Investors to sell the Securities under Rule 144, until the date that the Shares and the Warrant Shares cease to be Registrable Securities (as defined in the Registration Rights Agreement), the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Effective Date pursuant to the Exchange Act.  During such period, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Securities under Rule 144.

7.6Indemnification of Investors.  Subject to the provisions of this Section 7.6, the Company will indemnify and hold each Investor harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation, that any such Investor may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement; provided, however, that the aggregate liability of the Company to each Investor under this Section 7.6 shall not exceed the amount paid by such Investor to the Company pursuant to Section 3.  Promptly after receipt by any Investor (the “Indemnified Person”) of notice of any demand or claim from any Person that would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnification may be sought pursuant to this Section 7.6 (a “Third Party Claim”), such Indemnified Person shall promptly notify the Company in writing, and in reasonable detail, of such Third Party Claim.  Thereafter, the Indemnified Person will deliver to the Company, within five (5) Business Days after the Indemnified Person’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Person relating to the Third Party Claim.  If a Third Party Claim is made against the Company, the Company will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof (subject to a reservation of rights) with counsel selected by the Company by giving the Indemnified Person notice within twenty (20) days of the Company’s receipt of notice of the Third Party Claim pursuant to this Section 7.6. If the Company does not give such notice to the Indemnified Person of the Company’s intent to assume the defense of the Third Party Claim, the Indemnified Person shall be entitled to assume the defense thereof.  Should the Company so elect to assume the defense of a Third Party Claim, the Company will not be liable to the Indemnified Person for legal expenses subsequently incurred by the Indemnified Person in connection with the defense thereof.  If the Company assumes such defense, the Indemnified Person will have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Company, it being understood, however, that the Company will control such defense.  If the Company chooses to defend any Third Party Claim, then all the Parties will cooperate in the defense or prosecution of such Third Party Claim.  The Indemnified Person will not admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Company. Notwithstanding any other provision of this Agreement, the Company shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld), unless such settlement requires only the payment of money that the Company is obligated to pay.

7.7Equal Treatment of Investors.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the Parties to the Transaction Documents.  For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

7.8Compliance with Laws.  Notwithstanding any other provision of this Agreement, each Investor covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities Laws.  In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144 (provided that the Investor provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the Securities may be sold pursuant to such rule), or (iv) to its Affiliates, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of an Investor under this Agreement with respect to such transferred Securities.

7.9Termination of Certain Obligations.  The provisions of Sections 7.1 and 7.2 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as defined in the Registration Rights Agreement) shall terminate.

8.Survival.  The representations, warranties, covenants and agreements contained in this Agreement shall survive for a period of one (1) year following the Closing.

9.Miscellaneous.

9.1Assignment.  This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable.

9.2Successors. This Agreement shall be binding solely on, and inure solely to the benefit of, each of the undersigned and their respective successors and permitted assigns, and nothing set forth in this Agreement shall be construed to confer upon or give to any Person other than each of the undersigned and their respective successors and permitted assigns any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Company to enforce, the equity commitment or any provisions of this Agreement.

9.3Counterparts; Faxes; Electronic Mail.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile or electronic mail, each of which shall be deemed an original.

9.4Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.5Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery; (ii) if given by facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal; (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid; and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) Business Day after delivery to such carrier.  All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party:

If to the Company:

Molecular Templates, Inc.
9301 Amberglen Boulevard, Suite 100
Austin, TX 78729
Attn: [●]

With a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Attn: William C. Hicks
Matthew J. Gardella

If to the Investors:

to the addresses set forth on the signature pages hereto.

9.6Expenses.  The Parties shall pay their own costs and expenses in connection herewith; provided, however, following the Closing, the Company shall pay the reasonable fees and expenses of Longitude Venture Partners III, L.P., including its reasonable attorney’s fees and costs, up to a maximum aggregate amount of $175,000.  In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with any Transaction Document, the party or parties to such proceeding which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.7Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Required Investors.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

9.8Publicity.  Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior written consent of the Company (in the case of a release or announcement by the Investors) or the Required Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except (i) as such release or announcement may be required by Law or the applicable rules or regulations of the SEC, any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance or (ii) a public release or announcement in connection with discussions to investors not including the Required Investors, in which case such consent shall not be required.  Notwithstanding the foregoing, no Investor may be named in a public release or announcement concerning the transactions contemplated hereby without such Investor’s prior written consent. The Investors hereby acknowledge and agree that no later than the fourth (4th) Business Day after the Effective Date, the Company shall (x) issue a press release reasonably acceptable to the Required Investors and (y) file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement), the form of Warrant and the Registration Rights Agreement, as exhibits to such filing (including all attachments)).  In addition, the Company will make such other filings and notices in the manner and time required by the SEC or the NASDAQ Capital Market, the Warrants and the Registration Rights Agreement.

9.9Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable Law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable Law, the Parties hereby waive any provision of Law which renders any provision hereof prohibited or unenforceable in any respect.

9.10Entire Agreement.  This Agreement, including the Exhibits and the Disclosure Schedule, the Warrants and the Registration Rights Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter hereof and thereof.

9.11Further Assurances.  The Parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.12Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware without regard to the choice of law principles thereof.  Each of the Parties irrevocably submits to the exclusive jurisdiction of the courts of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular mater, any state or federal court within the State of Delaware) for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the Parties irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

9.13Disclaimer.  Except as expressly set forth in this Agreement, no Party makes any representation or warranty to any other Party of any nature, express or implied.  Each Investor acknowledges and agrees that in evaluating its investment in the Securities, it is not relying on any representations, warranties or information (including the accuracy or completeness thereof) other than the representations and warranties contained herein and the information contained in the SEC Filings.

9.14Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor.  Nothing contained in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Securities Purchase Agreement as of the Effective Date.

The Company:	Molecular Templates, Inc.

By:
Name:
Title:

IN WITNESS WHEREOF, the Parties have executed this Securities Purchase Agreement as of the Effective Date.

NAME OF INVESTOR:

By:
Name:
Title:

Aggregate Purchase Price (Subscription Amount):
$______________________

Number of Shares to be Acquired:____________________

Underlying Shares Subject to Warrant: ________________
(50% of the number of Shares to be acquired)

Tax ID No.: ____________________

Address for Notice/Residency of Investor:

Telephone No.: _______________________

Facsimile No.: ________________________

E-mail Address: ________________________

Attention: _______________________

Delivery Instructions:

(if different than above)

c/o _______________________________

Street: ____________________________

City/State/Zip: ______________________

Attention: __________________________

Telephone No.: ____________________________

Exhibit B

FORM OF

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of [●], 2017 by and among Molecular Templates, Inc. (which name, prior to the closing of the Merger, was Threshold Pharmaceuticals, Inc.), a Delaware corporation (the “Company”), and the “Investors” named in that certain Securities Purchase Agreement by and among the Company and the Investors of even date herewith (the “Purchase Agreement”).  The Company and the Investors may each be referred to herein individually as a “Party” and collectively as the “Parties.”  This Agreement is made pursuant to the Purchase Agreement and shall be effective as of the Closing.  Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

The Parties hereby agree as follows:

Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Business Day” means any day, other than Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Common Stock” means the Company’s common stock, par value $0.001 per share, and any securities into which such shares may hereinafter be reclassified.

“Closing” shall have the meaning provided for in the Purchase Agreement.

“Eligible Market” means any of The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Initial Registration Statement” means the initial Registration Statement filed pursuant to Section 2(a) of this Agreement.

“Investors” means the Investors identified in the Purchase Agreement and any Affiliate, successor or assign, or permitted transferee of any Investor who is a subsequent holder of any Registrable Securities.

“Merger Agreement” means that certain Agreement and Plan of Merger and Reorganization, dated as of March [●], 2017, by and among Molecular Templates, Inc., Threshold Pharmaceuticals, Inc., a Delaware corporation (“Threshold”), and Trojan Merger Sub, Inc., a Delaware corporation.

“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the Securities Act.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means (i) the Shares, (ii) the Warrant Shares and (iii) any other securities issued or issuable with respect to or in exchange for Registrable Securities, whether by merger, charter amendment, stock split, dividend, recapitalization, or otherwise; provided, that, a security shall cease to be a Registrable Security upon (A) the sale of such security pursuant to a Registration Statement or Rule 144 under the Securities Act, or (B) such security becoming eligible for sale without restriction by the applicable Investor pursuant to Rule 144.

“Registration Statements” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including, without limitation, the Initial Registration Statement and any Remainder Registration Statements), including (in each case) amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statements.

“Remainder Registration Statements” has the meaning set forth in Section 2(c).

“Required Investors” means the Investors holding a majority of the Registrable Securities.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” means the aggregate number of shares of Common Stock issued pursuant to the Purchase Agreement.

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“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on its primary Trading Market, then a day on which trading of the Common Stock occurs on an Eligible Market, or (c) if the Common Stock is not listed or quoted as set forth in clauses (a) or (b) hereof, any Business Day.

“Trading Market” means The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market  or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Warrants” means the Warrants issued pursuant to the Purchase Agreement.

“Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the Warrants.

Registration.

Registration Statements.

Initial Registration Statement.  Promptly following the date of closing of the purchase and sale of the securities contemplated by the Purchase Agreement (the “Closing Date”), but no later than sixty (60) days after the Closing Date (the “Filing Deadline”), the Company shall file with the SEC, to include (by way of filing, amendment or otherwise) the Registrable Securities sold in connection with the Purchase Agreement, the Initial Registration Statement, so as to cover the resale of the Registrable Securities.  The Initial Registration Statement shall be on Form S-3 (except if the Company is then ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on such other form available to register for resale the Registrable Securities as a secondary offering) subject to the provisions of Section 2(a)(ii).  Subject to any SEC comments, such Registration Statement shall include the plan of distribution in substantially the form attached hereto as Exhibit A; provided, however, that no Investor shall be named as an “underwriter” in the Registration Statement without the Investor’s prior written consent.  Unless such Registration Statement includes 100% of the Registrable Securities then outstanding, such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Required Investors.  The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors and their counsel prior to its filing or other submission.

Alternative Form of Registration Statement.  In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Investors and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

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Expenses.  The Company will pay all reasonable expenses associated with effecting the registration of the Registrable Securities pursuant to this Section 2, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, and reasonable fees and expenses of one counsel to the Investors up to an aggregate cap of Thirty-five Thousand Dollars ($35,000), but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

Effectiveness.

The Company shall use commercially reasonable efforts to have each Registration Statement declared effective as soon as practicable after filing, and in any event no later than one hundred twenty (120) days after the Closing (the “Effectiveness Deadline”).  The Company shall notify the Investors by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Investors with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

For not more than thirty (30) consecutive days or for a total of not more than sixty (60) days in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Investor in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of an Investor) disclose to such Investor any material non-public information giving rise to an Allowed Delay and (b) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay.

Rule 415; Cutback.  If at any time the SEC informs the Company that all of the Registrable Securities cannot, based on the provisions of Rule 415 under the Securities Act, be registered for resale as a secondary offering on a single registration statement, or requires any Investor to be named as an “underwriter,” the Company shall use its commercially reasonable efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an “underwriter.”  In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2(c), the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the

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“SEC Restrictions”); provided, however, that the Company shall not agree to name any Investor as an “underwriter” in such Registration Statement without the prior written consent of such Investor.  Any cut-back imposed on the Investors pursuant to this Section 2(c) shall be allocated among the Investors on a pro rata basis and, unless otherwise directed in writing by an Investor as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will first be reduced first by the Warrant Shares (applied, in the case that some Warrant Shares may be registered, to the Investors on a pro rata basis based on the total number of unregistered Warrant Shares held by such Investors) and second by the Shares (applied, in the case that some Shares may be registered, to the Investors on a pro rata basis based on the total number of unregistered Shares held by such Investors), in each case subject to a determination by the SEC that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors.  For the avoidance of doubt, for purposes of this Section 2(c), the term “commercially reasonable efforts” shall not require the Company to institute or maintain any action, suit or proceeding against the SEC or any member of the Staff of the SEC.  In the event the Company amends the Initial Registration Statement or files a new Initial Registration Statement, as the case may be, to remove the Cut Back Shares, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by SEC, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the new Registration Statement (the “Remainder Registration Statements”).

If:  (i) the Initial Registration Statement is not filed with the SEC on or prior to the Filing Deadline, (ii) the Initial Registration Statement is not declared effective by the SEC (or otherwise does not become effective) for any reason on or prior to the Effectiveness Deadline or (iii) after its Effective Date, except in the case of an Excluded Event (as defined in Section 2(e)), (A) such Registration Statement ceases for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement) to remain continuously effective as to all Registrable Securities included in such Registration Statement or (B) the Investors are not permitted to utilize the Prospectus therein to resell such Registrable Securities for any reason (other than due to a change in the “Plan of Distribution” or the inaccuracy of any information regarding the Investors), in each case, for more than an aggregate of twenty (20) consecutive Trading Days or forty-five (45) Trading Days (which need not be consecutive days) during any twelve (12) month period (other than as a result of a breach of this Agreement by an Investor), or (iv) if none of the Initial Registration Statement or a Remainder Registration Statement is effective and the Company fails to satisfy the current public information requirement pursuant to Rule 144(c)(1) as a result of which the Investors who are not affiliates are unable to sell Registrable Securities without restriction under Rule 144 (or any successor thereto), (any such failure or breach in clauses (i) through (iv) above being referred to as an “Event,” and, for purposes of clauses (i), (ii) or (iv), the date on which such Event occurs, or for purposes of clause (iii), the date on which such twenty (20) or forty-five (45) Trading Day period is exceeded, being referred to as an “Event Date”), then, as the sole recourse, the Investors may have hereunder or under applicable law, (x) within five (5) Business Days after an Event Date relating to a failure in clause (i) only, the Company shall pay to each Investor an amount in cash, as liquidated damages and not as a penalty, equal to one percent (1.0%) of the aggregate purchase price paid by such Investor pursuant to the Purchase Agreement for any Registrable Securities held by such Investor on such Event Date; and (y) on each thirty (30)-day anniversary

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(or pro rata portion thereof) following any Event Date (including, for the avoidance of doubt, a failure in clause (i), in which case each thirty (30)-day anniversary shall be measured commencing on the 31st day following such Event Date) until the earlier of (1) the applicable Event is cured or (2) the Registrable Securities are eligible for resale pursuant to Rule 144 without manner of sale or volume restrictions, the Company shall pay to each Investor an amount in cash, as partial liquidated damages and not as a penalty (“Liquidated Damages”), equal to one percent (1.0%) of the aggregate purchase price paid by such Investor pursuant to the Purchase Agreement for any unregistered Registrable Securities then held by such Investor. The Parties agree that (1) notwithstanding anything to the contrary herein or in the Purchase Agreement, no Liquidated Damages shall be payable with respect to any period after the expiration of the Effectiveness Period (it being understood that this sentence shall not relieve the Company of any Liquidated Damages accruing prior to the Effectiveness Deadline) and in no event shall the aggregate amount of Liquidated Damages payable to an Investor exceed, in the aggregate, six percent (6.0%) of the aggregate purchase price paid by such Investor pursuant to the Purchase Agreement and (2) in no event shall the Company be liable in any thirty (30)-day period for Liquidated Damages under this Agreement in excess of one percent (1.0%) of the aggregate purchase price paid by the Investors pursuant to the Purchase Agreement. Unless otherwise specified in this Section 2(d), the Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date.  Notwithstanding the foregoing, nothing shall preclude any Investor from pursuing or obtaining any specific performance with respect to this Section 2(d) in accordance with applicable law.  The Company shall not be liable for Liquidated Damages under this Agreement as to any Registrable Securities which are not permitted by the SEC to be included in a Registration Statement from the time that it is determined that such Registrable Securities are not permitted to be registered until such time as the provisions of this Agreement as to the Remainder Registration Statements required to be filed hereunder are triggered, in which case the provisions of this Section 2(d) shall once again apply, if applicable.  In such case, the Liquidated Damages shall be calculated to only apply to the percentage of Registrable Securities which are permitted by the SEC to be included in such Registration Statement.  The Effectiveness Deadline for a Registration Statement shall be extended without default or Liquidated Damages hereunder in the event that the Company’s failure to obtain the effectiveness of the Registration Statement on a timely basis results from the failure of a Purchaser to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act (in which the Effectiveness Deadline would be extended with respect to Registrable Securities held by such Purchaser).

Notwithstanding anything in this Agreement to the contrary, the Company may, by written notice to the Investors, suspend sales under a Registration Statement after the effective date thereof and/or require that the Investors immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any subsequent Registration Statement if the Company is engaged in a material merger, acquisition or sale or any other pending development that the Company believes may be material, and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to maintain a Registration Statement at such time or (B) it is in the best interests of the Company to suspend sales under such registration at such time (an “Excluded Event”).  Upon

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receipt of such notice, each Investor shall immediately discontinue any sales of Registrable Securities pursuant to such registration until such Investor is advised in writing by the Company that the current Prospectus or amended Prospectus, as applicable, may be used. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Company’s Board of Directors) the failure to require such suspension would be materially detrimental to the Company.  The Company’s rights under this Section 2(e) may be exercised for a period of no more than twenty (20) Trading Days at a time and not more than two times in any twelve-month period, without such suspension being considered as part of an Allowed Delay.  Immediately after the end of any suspension period under this Section 2(e), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Investors to publicly resell their Registrable Securities pursuant to such effective Registration Statement.

Company Obligations.  At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2, the Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will:

use commercially reasonable efforts to cause such Registration Statement to become effective pursuant to the terms of Section 2 hereof, and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, (ii) the third anniversary of the effectiveness of the Registration Statement, or (iii) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144 (or any successor thereto) promulgated under the Securities Act (the “Effectiveness Period”);

prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;

provide copies to and permit counsel designated by the Investors to review each Registration Statement and all amendments and supplements thereto no fewer than seven (7) days prior to their filing with the SEC;

furnish to the Investors and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other

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than any portion thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by the related Registration Statement;

use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

immediately notify the Investors, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

otherwise comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall

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satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter); and

With a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees, during the Effectiveness Period to:  (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six (6) months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

Due Diligence Review; Information.  If any Investor is required under applicable securities law to be described in the Registration Statement as an “underwriter,” upon the written request of such Investor in connection with such Investor’s due diligence requirements, if any, the Company shall make available for inspection by (i) such Investor and its legal counsel and (ii) one firm of accountants or other agents retained the Investors (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector solely for the purpose of establishing a due diligence defense under underwriter liability under the Securities Act, and cause the Company’s officers, directors and employees to supply all information that any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to such Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a

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court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other Transaction Document.  Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.  Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

Obligations of the Investors.

Each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.  At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities included in the Registration Statement. An Investor shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Investor elects to have any of the Registrable Securities included in the Registration Statement.  It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that (i) such Investor furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities, and (ii) the Investor execute such documents in connection with such registration as the Company may reasonably request.

Each Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(b)(ii) or (ii) to the happening of an event pursuant to Section 3(h) hereof, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made.

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Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

Indemnification.

Indemnification by the Company.  In the event that any Registrable Securities are included in a Registration Statement pursuant to this Agreement, the Company will indemnify and hold harmless each Investor whose Registrable Securities are included in a Registration Statement and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Investor within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:  (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus (if used prior to the effective date of such Registration Statement) or final Prospectus, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Investor’s behalf and will reimburse such Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based solely upon (w) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information pertaining to such Investor and furnished in writing by such Investor or any such controlling person specifically for use in such Registration Statement or Prospectus, (x) the use by an Investor of an outdated or defective prospectus after the Company has validly notified such Investor in writing that the prospectus is outdated or defective, (y) an Investor’s (or any other indemnified Person’s) failure to send or give a copy of the prospectus or supplement (as then amended or supplemented), if required (and not exempted) to the Persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities if such statement or omission was corrected in such Prospectus or supplement, or (z) amounts paid in settlement of any loss, claim, damage or liability if such settlement is effected without the prior written consent of the Company unless, in accordance with Section 6(c) below, such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of the proceeding.

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Indemnification by the Investors.  Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the Securities Act), to the same extent and in the same manner as is set forth in Section 6(a), against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information pertaining to such Investor and furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto.  In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Investor in connection with any claim relating to this Section 6 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

Conduct of Indemnification Proceedings.  Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.

No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and such settlement does not include any non-monetary limitation on the actions of any indemnified party or any of its affiliates or any admission of fault or liability on behalf of any such indemnified party.

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Subject to the terms of this Agreement, all fees and expenses of the indemnified party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 6) shall be paid to the indemnified party, as incurred, within twenty (20) Trading Days of written notice thereof to the indemnifying party; provided, that the indemnified party shall promptly reimburse the indemnifying party for that portion of such fees and expenses applicable to such actions for which such indemnified party is finally judicially determined to not be entitled to indemnification hereunder).

Contribution.  If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.  In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

Miscellaneous.

Amendments and Waivers.  This Agreement may be amended only by a writing signed by the Company and the Required Investors.  Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors equally and in the same fashion.  The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Investors.

Notices.  All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.5 of the Purchase Agreement.

Assignments and Transfers by Investors.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors.  An Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that such Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

Assignments and Transfers by the Company.  This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written

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consent of the Required Investors, provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Investors in connection with such transaction unless such securities are otherwise freely tradable by the Investors after giving effect to such transaction.

Benefits of the Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Piggy-Back Registrations. If at any time during the Effectiveness Period, except as contemplated by Section 2(c) hereof, there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within 15 days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 7(f) that are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without volume limitation or that are the subject of a then effective Registration Statement; provided, further, however, if there is not an effective Registration Statement covering all of the Registrable Securities during the Effectiveness Period, the Company may file a registration statement with the Commission to register equity securities of the Company to be sold on a primary basis, provided that the Company does not sell any such shares until there is an effective Registration Statement covering all of the Registrable Securities. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 7(f) prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration

Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile, which shall be deemed an original.

Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the Parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

Further Assurances.  The Parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

Entire Agreement.  This Agreement is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings among the Parties with respect to such subject matter.

Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof.  Each of the Parties irrevocably submits to the exclusive jurisdiction of the courts of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular mater, any state or federal court within the State of Delaware) for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each Party anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the Parties irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each Party irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first above written.

The Company:	Threshold Pharmaceuticals, Inc.

By:

Name:	[●]
Title:	[●]

The Investors:	[●]

By:

Name:	[●]
Its:	[●]

Address: [●]

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Exhibit A

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

-	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
-	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
-	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
-	an exchange distribution in accordance with the rules of the applicable exchange;
-	privately negotiated transactions;
-	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;
-	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
-	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
-	a combination of any such methods of sale; and
-	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of common stock or warrants, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer the shares of common stock or warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We will pay certain expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it.  We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution.  We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.  We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

Exhibit C

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

Molecular Templates, Inc.

WARRANT TO PURCHASE COMMON STOCK

Original Issue Date: [●], 2017

Molecular Templates, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, [●] or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [●] shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (the “Warrant Shares”) at an exercise price per share equal to $[____] per share (as adjusted from time to time as provided in Section 9, the “Exercise Price”), at any time and from time to time on or after the date hereof (the “Original Issue Date”) and through and including 5:30 p.m., New York City time, on [●], 2024 (the “Expiration Date”), and subject to the following terms and conditions:

This Warrant (this “Warrant”) is one of a series of similar warrants issued pursuant to that certain Securities Purchase Agreement, dated [●], 2017, by and among the Company and the Investors identified therein (the “Purchase Agreement”).  All such Warrants are referred to herein, collectively, as the “Warrants.”

1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

2.Registration of Warrants.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose, which may be a third-party transfer agent (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder) from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Registration of Transfers. Subject to compliance with all applicable securities laws, the Company shall register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached as Schedule 2 hereto duly completed and signed, to the Company’s transfer agent or to the Company at its address specified in the Purchase Agreement and (x) delivery, at the request of the Company, of an opinion of counsel reasonably satisfactory to the Company to the effect that the transfer of such portion of this Warrant may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws (other than in connection with any transfer (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144 (provided that such Holder provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule) or (iv) in connection with a bona fide pledge) and (y) delivery by the transferee of a written statement to the Company certifying that the transferee is an “accredited investor” as defined in Rule 501(a) under the Securities Act and making the representations and certifications set forth in Sections 5.3, 5.4, 5.5, 5.6, 5.8 and 5.9 of the Purchase Agreement, to the Company at its address specified in the Purchase Agreement. Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall prepare, issue and deliver at its own expense any New Warrant under this Section 3.

4. Exercise and Duration of Warrant.

(a)All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 10 at any time and from time to time on or after the Original Issue Date and through and including 5:30 p.m. New York City time, on the Expiration Date. In the event that immediately prior to the close of business on the Expiration Date, the Closing Bid Price of one share of Common Stock (as determined in accordance with Section 10) is greater than the then applicable Exercise Price, this Warrant shall be deemed to be automatically exercised on as “cashless exercise” pursuant to Section 10, and the Company shall deliver the applicable number of shares of Common Stock to the Holder pursuant to the provisions of Section 10.

(b)The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice pursuant to Section 10), and the date on which the Exercise Notice is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The delivery by (or on behalf of) the Holder of the Exercise Notice and the applicable Exercise Price as provided above shall constitute the Holder’s certification to the Company that its representations contained in Sections 5.3, 5.4, 5.5, 5.6, 5.8 and 5.9 of the Purchase Agreement are true and correct as of the Exercise Date and the date on which Holder

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pays the Company the Exercise Price as if remade in their entirety (or, in the case of any transferee Holder that is not a party to the Purchase Agreement, such transferee Holder’s certification to the Company that such representations are true and correct as to such assignee Holder as of the Exercise Date).  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, but if it is not so delivered then such exercise shall constitute an agreement by the Holder to deliver the original Warrant to the Company as soon as practicable thereafter.  Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

5. Delivery of Warrant Shares.

(a)Upon exercise of this Warrant and delivery of the Exercise Price, the Company shall promptly (but in no event later than three Trading Days after the later of the Exercise Date and delivery of the Exercise Price) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate (provided that, if the Registration Statement is not effective and the Holder directs the Company to deliver a certificate for the Warrant Shares in a name other than that of the Holder or an Affiliate of the Holder, it shall deliver to the Company on the Exercise Date an opinion of counsel reasonably satisfactory to the Company to the effect that the issuance of such Warrant Shares in such other name may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws), (i) a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends, or (ii) an electronic delivery of the Warrant Shares to the Holder’s account at the Depository Trust Company (“DTC”) or a similar organization, unless in the case of clause (i) and (ii) a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective or the Warrant Shares are not freely transferable without restriction under Rule 144 by Holders who are not affiliates of the Company, in which case such Holder shall receive a certificate for the Warrant Shares issuable upon such exercise with appropriate restrictive legends.  The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date.  Notwithstanding anything contained herein to the contrary, if the Holder fails to deliver the documents required to register a transferee as set forth in Section 3 or to provide the documents required under this Section 5(a) to issue a certificate or electronic delivery of the Warrant Shares to any Person(s) other than the Holder, then determination of the three Trading Days shall be tolled until such documents have been delivered to the Company.  If the Warrant Shares are to be issued free of all restrictive legends, the Company shall, upon the written request of the Holder, use its reasonable best efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through DTC or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through such a clearing corporation. “Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are

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suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(b) If by the close of the third Trading Day after delivery of a properly completed Exercise Notice and the payment of the aggregate Exercise Price in any manner permitted by Section 10, the Company fails to deliver to the Holder a certificate representing the required number of Warrant Shares or such Warrant Shares in electronic form in the manner required pursuant to Section 5(a), and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder is required to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, in its sole discretion, within three Trading Days after the Holder’s request for payment, either (1) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, at which point the number of Warrant Shares underlying this Warrant equal to the number of shares of Common Stock so purchased shall be forfeited and the Company’s obligation to deliver such certificate (and to issue such Warrant Shares in certificate or electronic form) shall terminate or (2) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares or such Warrant Shares in electronic form and pay cash to the Holder in an amount equal to the excess (if any) of Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In over the product of (A) the number of shares of Common Stock purchased in the Buy-In, multiplied by (B) the closing bid price of a share of Common Stock on the Exercise Date.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.

(c) To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof (including the limitations set forth in Section 11) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company (other than breaches related to this Warrant or the Purchase Agreement) or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6. Charges, Taxes and Expenses. Issuance and delivery of certificates or electronic form for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in

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respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity and surety bond, if requested by the Company. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8. Reservation of Warrant Shares. The Company represents and warrants that on the date hereof, it has duly authorized and reserved, and covenants that it will at all times during the period this Warrant is outstanding reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the original issuance thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company represents and warrants that the Warrant Shares, when issued and paid for in accordance with the terms of the Transaction Documents and the Warrants, will be issued free and clear of all security interests, claims, liens and other encumbrances other than restrictions imposed by applicable securities laws.  The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

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9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, (iii) combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each such case the Exercise Price shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such effective date immediately before giving effect to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such event. Any adjustment made pursuant to this Section 9(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii), (iii) or (iv) of this Section 9(a) shall become effective immediately after the effective date of such subdivision, combination or reclassification.

(b) Pro Rata Distributions.  If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by Section 9(a)) or (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset, including cash (in each case, “Distributed Property”), except for any distributions pursuant to a shareholders’ rights plan or similar takeover defense agreement or plan adopted by the Company, then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date.

(c)Fundamental Transactions.  If, at any time while this Warrant is outstanding (i) the Company effects (A) any merger of the Company with (but not into) another Person, in which stockholders of the Company immediately prior to such transaction own less than a majority of the outstanding stock of the surviving entity, or (B) any merger or consolidation of the Company into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer approved or authorized by the Company’s Board of Directors is completed pursuant to which holders of at least a majority of the outstanding Common Stock tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a)) (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property

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as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”), and the Holder shall no longer have the right to receive Warrant Shares upon exercise of this Warrant.  The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or Person shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant.  The provisions of this Section 9(c) shall similarly apply to subsequent transactions of an analogous type to any Fundamental Transaction.

(d) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to Section 9(a), the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e)Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest share, as applicable.

(f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in reasonable detail the facts upon which such adjustment is based. The Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(g) Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice of such transaction at least ten (10) Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

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10. Payment of Exercise Price. The Holder shall either pay the Exercise Price in immediately available funds or the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the total number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the Closing Bid Price of the shares of Common Stock (as reported by Bloomberg Financial Markets) for the five consecutive Trading Days ending on the date immediately preceding the Exercise Date.

B = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of this Warrant, “Closing Bid Price” means, for any security as of any date, the last reported closing bid price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the closing bid price, then the last bid price of such security prior to 4:00 p.m., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last closing price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no closing bid price is reported for such security by Bloomberg Financial Markets, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC.  If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value.  The Board of Directors’ determination shall be binding upon all parties absent demonstrable error.  All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

For purposes of Rule 144, it is intended, understood and acknowledged that the provisions above permitting “cashless exercise” are intended, in part, to ensure that a full or partial exchange of this Warrant pursuant to such provisions will qualify as a conversion, within the meaning of paragraph (d)(3)(ii) of Rule 144, and the holding period for the Warrant Shares shall be deemed to have commenced as to such original Holder, on the Original Issue Date.

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[11. Limitations on Exercise. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by the Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed [4.99%][9.99]% of the total number of then issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith.  To the extent that the limitation contained in this Section 11 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of a Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 11, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written request of the Holder, the Company shall within three Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.   This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9. [By written notice to the Company, which will not be effective until the 61st day after such notice is delivered to the Company, the Holder may waive the provisions of this Section 11 (but such waiver will not affect any other holder) to change the beneficial ownership limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant, and the provisions of this Section 11 shall continue to apply. Upon such a change by a Holder of the beneficial ownership limitation from such 4.99% limitation to such 9.99% limitation, the beneficial ownership limitation may not be further waived by such Holder.]]

12. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant.  In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Bid Price) for any such fractional shares.

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13. Notices.  Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement prior to 5:30 p.m., New York City time, on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement on a day that is not a Trading Day or later than 5:30 p.m., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery. The address and facsimile number of a Person for such notices or communications shall be as set forth in the Purchase Agreement unless changed by such Person by two Trading Days’ prior notice to the other Person(s) in accordance with this Section 13.

14. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 15 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15. Miscellaneous.

No Rights as a Stockholder.  The Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities, whether such liabilities are asserted by the Company or by creditors of the Company.

Authorized Shares.

(i)The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation or of any requirements of the Trading Market upon which the Common Stock may be listed.

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(ii) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(iii) Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

No Impairment. Except to the extent as may be waived by the holder of this Warrant, the Company will not, by amendment of its charter or through a Fundamental Transaction, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

Successors and Assigns.  Subject to the restrictions on transfer set forth in this Warrant and compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.

Amendment and Waiver.  Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

Acceptance.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN

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ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE DELAWARE COURT OF CHANCERY AND ANY STATE APPELLATE COURT THEREOF WITHIN THE STATE OF DELAWARE (OR, IF THE DELAWARE COURT OF CHANCERY DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATER, ANY STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE) FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THE PURCHASE AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(h) Headings.  The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(i) Severability.  In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the Company and the Holder will attempt in good faith to agree upon a valid and enforceable provision which as closely as possible reflects the intent of the parties hereto, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

Molecular Templates, Inc.

By:
Name:
Title:

SCHEDULE 1

Molecular Templates, Inc.

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Common Stock under the Warrant]

Ladies and Gentlemen:

(1)The undersigned is the Holder of Warrant No. __________ (the “Warrant”) issued by Molecular Templates, Inc., a Delaware corporation (the “Company”).  Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)The undersigned hereby exercises its right to purchase __________ Warrant Shares pursuant to the Warrant.

(3)The Holder intends that payment of the Exercise Price shall be made as (check one):

☐Cash Exercise

☐“Cashless Exercise” under Section 10 of the Warrant

(4)If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $_______ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5)Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant. Please issue (check applicable box):

☐A certificate of certificates representing the Holder Warrant Shares in the name of the undersigned or in such other name as is specified below:

☐The Holder Warrant Shares in electronic form to the following account:

Name and Contact for Broker:

Broker no:

Account no:

Account holder:

(6)By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 11 of the Warrant to which this notice relates.

Dated:_______________, _____

Name of Holder:  ___________________________

By:__________________________________

Name: _______________________________

Title:  _______________________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

SCHEDULE 2

Molecular Templates, Inc.

FORM OF ASSIGNMENT

[To be completed and executed by the Holder only upon transfer of the Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                              (the “Transferee”) the right represented by the within Warrant to purchase                  shares of Common Stock of Molecular Templates, Inc., a Delaware corporation (the “Company”) to which the within Warrant relates and appoints                              attorney to transfer said right on the books of the Company with full power of substitution in the premises. In connection therewith, the undersigned represents, warrants, covenants and agrees to and with the Company that:

(a)

the offer and sale of the Warrant contemplated hereby is being made in compliance with Section 4(1) of the United States Securities Act of 1933, as amended (the “Securities Act”), or another valid exemption from the registration requirements of Section 5 of the Securities Act and in compliance with all applicable securities laws of the states of the United States;

(b)

the undersigned has not offered to sell the Warrant by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(c)	the undersigned has read the Transferee’s investment letter included herewith, and to its actual knowledge, the statements made therein are true and correct; and
(d)

the undersigned understands that the Company may condition the transfer of the Warrant contemplated hereby upon the delivery to the Company by the undersigned or the Transferee, as the case may be, of a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable securities laws of the states of the United States.

Dated: ,
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of: